    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1999

                                                      Registration No. 33-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              MORGAN'S FOODS, INC.
             (Exact name of registrant as specified in its charter)

                       OHIO                                  34-0562210
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                  Identification No.)

   24200 CHAGRIN BLVD., SUITE 126,
   BEACHWOOD, OHIO                                              44122
       (Address of Principal Executive Offices)               (Zip Code)

                                -----------------

                              MORGAN'S FOODS, INC.
           NONQUALIFIED STOCK OPTION PLAN FOR EXECUTIVES AND MANAGERS
                                       AND
                 KEY EMPLOYEES NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)
                                -----------------

                               KENNETH L. HIGNETT
                                    SECRETARY
                              MORGAN'S FOODS, INC.
                        24200 CHAGRIN BLVD., SUITE 126
                              BEACHWOOD, OHIO 44122
                     (Name and address of agent for service)

                                 (216) 360-7500
          (Telephone number, including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                      Proposed              Proposed
         Title of securities    Amount to be     maximum offering      maximum aggregate         Amount of
           to be registered    registered (1)      price per share    offering price (2)     registration fee
- ---------------------------------------------------------------------------------------------------------------
Common Shares,
no par value                      436,500              (2)                $1,673,250              $466
===============================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the employee benefit plans described herein.
(2) Estimated in accordance with Rules 457(c) and 457(h)(1) solely for the purpose of determining the registration fee. The fee with respect to 291,000 of the shares registered herein is based on $3.6875, the average of the high and low sale prices on November 15, 1999, of the registrant's common shares as reported on the American Stock Exchange, and the fee with respect to the remaining 145,500 shares is based on $4.125, the exercise price of options granted for such shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The Common Shares registered by Morgan's Foods, Inc. (the "Company") pursuant to this Registration Statement will be issued under the Company's Nonqualified Stock Option Plan for Executives and Managers or the Company's Key Employees Nonqualified Stock Option Plan (the "Plans").

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

                  (a) The Company's Annual Report on Form 10-K for the year ended February 28, 1999.

                  (b)      All other reports filed by the Company pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since the Annual Report on Form 10-K referenced above.

                  (c) The description of the Company's Common Shares as contained in a registration statement filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Code of Regulations of the Company provides for indemnification of its directors and officers.

         The Company is permitted by its Code of Regulations and the Ohio General Corporation Law to maintain insurance on behalf of its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

ITEM 8.  EXHIBITS.

                 Exhibit
                  Number             Description of Exhibit
                  ------             ----------------------
                  10(a)              Nonqualified Stock Option Plan for Executives and Managers
                  10(b)              Key Employees Nonqualified Stock Option Plan
                   4(a)              Articles of Incorporation of Morgan's Foods, Inc. (1)
                   4(b)              Code of Regulations of Morgan's Foods, Inc. (1)
                   5                 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered
                  23(a)              Consent of Deloitte & Touche LLP
                  23(b)              Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)
                  24(a)              Power of Attorney (Registrant)
                  24(b)              Power of Attorney (Directors and Officers)
- ---------------------------

(1) Filed as an exhibit to the Company's Form 10-K for the 1992 fiscal year (File No. 0-3833) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, provided that, notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on November 17, 1999.

                                       MORGAN'S FOODS, INC.

                                       By:               *
                                          --------------------------------------
                                           James J. Liguori
                                           President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 17, 1999, by the following persons in the capacities indicated below.

Signature                                            Title
- ---------                                            -----

         *                                           Chairman of the Board and Chief Executive Officer; and
- ------------------------------------                 Director
Leonard R. Stein-Sapir

         *                                           President and Chief Operating Officer; and Director
- ------------------------------------
James J. Liguori

         *                                           Senior Vice President; Chief Financial Officer;
- ------------------------------------                 Secretary; and Director
Kenneth L. Hignett

         *                                           Director
- ------------------------------------
Richard A. Arons

         *                                           Director
- ------------------------------------
Lawrence S. Dolin

         *                                           Director
- ------------------------------------
Steven S. Kaufman

         *                                           Director
- ------------------------------------
Bernard Lerner

* William Appleton, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Registration Statement.

         By:  /s/ William Appleton
              -----------------------------------
              William Appleton, Attorney-in-Fact

                                  EXHIBIT INDEX

          Exhibit
          Number             Exhibit Description
          ------             -------------------
           10(a)             Nonqualified Stock Option Plan for Executives and Managers
           10(b)             Key Employees Nonqualified Stock Option Plan
           4(a)              Articles of Incorporation of Morgan's Foods, Inc.  (1)
           4(b)              Code of Regulations of Morgan's Foods, Inc. (1)
             5               Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered
           23(a)             Consent of Deloitte & Touche LLP
           23(b)             Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)
           24(a)             Power of Attorney (Registrant)
           24(b)             Power of Attorney (Directors and Officers)
- ---------------------------

(1) Filed as an exhibit to the Company's Form 10-K for the 1992 fiscal year (File No. 0-3833) and incorporated herein by reference.